UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     August 25, 2004

Redwood Empire Bancorp

(Exact name of registrant as specified in its charter)

California	0-19231	68-0166366
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Santa Rosa Avenue Santa Rosa, California		95404-4905
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (707) 573-4800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                              Entry into a Material Definitive Agreement.

On August 25, 2004, Redwood Empire Bancorp (the “Company”) and Westamerica Bancorporation (“Westamerica”) issued a joint press release announcing the signing of an Agreement and Plan of Reorganization (the “Agreement”) providing for the merger of the Company with and into Westamerica (the “Merger”) in a tax-free reorganization.  Consummation of the Merger is subject to certain conditions, including the receipt of all required regulatory approvals and the approval of the shareholders of the Company.  Following consummation of the Merger, National Bank of the Redwoods, a wholly owned subsidiary of the Company, will be merged with and into Westamerica Bank, a wholly owned subsidiary of Westamerica.

The foregoing is qualified by reference to the Agreement and Plan of Reorganization attached as Exhibit 2.1 and the joint press release attached as Exhibit 99.1, which are incorporated herein.

Westamerica will file a registration statement on Form S-4 with the SEC in connection with the proposed merger.  Westamerica and the Company will also file a joint proxy statement/prospectus and other information with the SEC.  Investors and security holders are advised to read the proxy statement/prospectus and these materials when they become available, because they will contain important information.

The Company and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction matters.  Information regarding such individuals is included in the Annual Report on Form 10-K filed by the Company with the SEC on March 30, 2004, and in the Definitive Proxy Statement on Schedule 14A filed by the Company with the SEC on April 14, 2004 and will be included in the proxy statement/prospectus relating to the merger when it becomes available.

Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Westamerica and the Company with the SEC at the SEC’s web site at http://www.sec.gov.  For investor information on Westamerica at no charge, visit “http://www.westamerica.com/investor_relations/index.html” or call 707-863-6992.  Free copies of the Company’s filings may be obtained by directing a request to Redwood Empire Bancorp, attention Corporate Secretary, 111 Santa Rosa Avenue, Santa Rosa, California 95404-4905; Telephone: (707) 573-4800.

Item 5.01:                                              Changes in Control of Registrant.

On August 25, 2004, the following shareholders of the Company, that the Company believes, based on information provided by the shareholders, to own approximately 2,445,985 shares, or approximately 49% of the Company’s issued and outstanding common stock, signed voting agreements pursuant to which they granted Westamerica irrevocable proxies to vote their shares in favor of the approval of the Agreement and the Merger:  B. John Barry, Thomas J. Barry, Jessica M. Barry, Michael B. Barry and Cheryl Sandeen.

Item 9.01:                                            Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit 2.1:	Agreement and Plan of Reorganization dated as of August 25, 2004, among Redwood Empire Bancorp, National Bank of the Redwoods, Westamerica Bancorporation and Westamerica Bank.

Exhibit 99.1:	Press Release dated August 25, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2004

REDWOOD EMPIRE BANCORP
(Registrant)

	By	/s/ Patrick W. Kilkenny
Patrick W. Kilkenny
President and
Chief Executive Officer